                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Geron Corporation for the registration of 75,000 shares of its Common Stock and to the incorporation by reference therein of our report dated February 12, 1999 with respect to the financial statements of Geron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP


Palo Alto, California
February 3, 2000